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                                                     Exhibit 23.3

                          Consent of Future Director

      I, Joseph S. Conti, resident at 744 Metropolitan Avenue, Staten Island, New York 10301, do hereby consent to being named a future director of Central European Distribution Corporation (the "Company"), effective immediately after the closing of the Company's initial public offering, in the Company's registration statement initially filed on Form SB-2 (registration number 333-42387).


Date: April 15, 1998                    /s/ Joseph S. Conti
                                          ------------------------------
                                          Joseph S. Conti